UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/11/2010

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Director and President and Chief Executive Officer

On June 11, 2010, the boards of directors of NewPage Group Inc. ("NewPage Group"), NewPage Holding Corporation ("NewPage Holding") and NewPage Corporation ("NewPage" and collectively with NewPage Group and NewPage Holding, the "NewPage Companies") (collectively, the "Boards") accepted the resignation of E. Thomas Curley as a director and as president and chief executive officer of each of the NewPage Companies, effective June 11, 2010. The Boards approved a separation agreement among NewPage, NewPage Group and Mr. Curley that will provide for a severance payment, consistent with the terms of Mr. Curley's employment agreement, equal to two times his current base salary, or a total of $1,100,000. Mr. Curley will receive a payment of $165,753, representing a pro rata portion of his performance award granted pursuant to the 2010 Executive Long-Term Incentive Plan. Mr. Curley will also remain eligible for a prorated bonus payment for performance in 2010.

Resignation of Existing Chairman

On June 11, 2010, the Boards accepted the resignation of Mark A. Suwyn as chairman of the NewPage Companies and as an employee of NewPage, effective June 11, 2010. The Boards approved a separation agreement among NewPage, NewPage Group and Mr. Suwyn that will provide for a severance payment, consistent with the terms of Mr. Suwyn's employment agreement, of $2,000,000.

Election of New Chairman

On June 11, 2010, the Boards elected Robert L. Nardelli to serve as a member of the Boards and non-executive chairman of each of the NewPage Companies. Since July 2009, Mr. Nardelli has been the chief executive officer of Cerberus Operating and Advisory Company LLC, an affiliate of the indirect controlling stockholder of the NewPage Companies. Mr. Nardelli will continue to serve in that capacity while acting as non executive chairman of the NewPage Companies. From August 2007 to July 2009 Mr. Nardelli was the chairman of the board and chief executive officer of Chrysler LLC, at the time it was controlled by affiliates of the controlling stockholder of NewPage Group. Prior to that, Mr. Nardelli was the chairman of the board, president and chief executive officer of The Home Depot, Inc. from December 2000 to January 2007. From 1995 to December 2000, Mr. Nardelli served as president and chief executive officer of General Electric Company Power Systems. Mr. Nardelli served on the board of directors of The Coca-Cola Company from April 2002 to April 2005. Mr. Nardelli was elected to serve as chairman and as one of our directors because of his background, experience and judgment as chief executive officer and as a director of several leading companies.

The Boards have appointed an executive search committee to identify, interview and recommend to the Boards a successor to Mr. Curley. The members of the executive search committee are Robert L. Nardelli, Charles E. Long, John W. Sheridan and Alexander M. Wolf.

Resignation of Executive Officer

On June 11, 2010, the Boards accepted the resignation of Michael T. Edicola, Vice President, Human Resources of NewPage, effective June 11, 2010. The Boards approved a separation agreement among NewPage, NewPage Group and Mr. Edicola, effective June 11, 2010, that will provide for a severance payment, consistent with the terms of his employment agreement, equal to two times Mr. Edicola's current base salary, or a total of $650,000. Mr. Edicola will receive a payment of $243,658, representing a pro rata portion of his performance and service awards granted pursuant to the 2010 Executive Long-Term Incentive Plan. Mr. Edicola will also remain eligible for a prorated bonus payment for performance in 2010.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

        99.1        News Release dated June 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: June 15, 2010	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

NewPage Corporation

Date: June 15, 2010	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	News Release